UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 15, 2011

MediaMind Technologies Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34844	52-2266402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 West 18th Street, 5th Floor
New York NY 10011
(Address of Principal Executive Offices) (Zip Code)

(646) 202-1320
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On June 15, 2011, MediaMind Technologies Inc., a Delaware corporation (the “Company”), DG FastChannel, Inc., a Delaware corporation (“DG”), and DG Acquisition Corp. VII, a Delaware corporation and a wholly-owned subsidiary of DG (the “Purchaser”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which DG, through the Purchaser, will commence an offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for $22.00 per share in cash, without interest and subject to applicable withholding taxes (the “Offer Price”).

Completion of the Offer is subject to several conditions, including (i) that a majority of the Shares outstanding (determined on a fully diluted basis) be validly tendered and not validly withdrawn prior to the expiration of the Offer; (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); and (iii) certain other customary conditions.

The Merger Agreement also provides that following consummation of the Offer and satisfaction of certain conditions, Purchaser will merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of DG. Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (excluding those Shares that are held by (i) DG, Purchaser, the Company or their respective subsidiaries or (ii) stockholders of the Company who properly exercised their appraisal rights under the Delaware General Corporation Law) will be converted into the right to receive the Offer Price.

If Purchaser holds 90% or more of the outstanding Shares following the completion of the Offer, the parties will effect the Merger as a short-form merger without the need for approval by the Company’s stockholders. Otherwise, the Company may hold a special stockholders’ meeting to obtain stockholder approval of the Merger. Subject to the terms of the Merger Agreement, applicable law and the number of authorized and unissued Shares available under the Company’s certificate of incorporation, the Company has granted Purchaser an irrevocable option (the “Top-Up Option”), exercisable after completion of the Offer, to purchase additional Shares from the Company as necessary so that DG and Purchaser own not less than 90% of the total Shares outstanding immediately after the issuance of Shares under the Top-Up Option.

The Merger Agreement contains representations and warranties and covenants customary for a transaction of this nature, including a covenant of the Company to conduct its business in the ordinary course and not to take certain specified actions prior to consummation of the Merger.

The Company has agreed not to solicit, initiate or knowingly take any action to facilitate or encourage the submission of, and not to enter into or participate in any discussions or negotiations regarding, alternative proposals for the acquisition of the Company.  However, subject to the satisfaction of certain conditions, the Company and its board of directors, as applicable, would be permitted to take certain actions, including terminating the Merger Agreement or changing the board of directors’ recommendation, following receipt of an unsolicited acquisition proposal that the board of directors determines in good faith constitutes a superior proposal.  The Merger Agreement can also be terminated by DG or the Company under certain other circumstances.  In connection with certain terminations, including a termination by the Company in response to receipt of a superior proposal, the Company will be required to pay DG a termination fee equal to $18.5 million, and in connection with certain other terminations, including a termination by the Company in response to DG’s and the Purchaser’s failure to consummate the Offer, DG will be required to pay the Company a termination fee equal to $40 million.

DG has represented to the Company in the Merger Agreement that it has obtained debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for DG to pay the aggregate purchase price for the Shares in the Offer and all related fees and expenses. Consummation of the Offer and the Merger is not subject to a financing condition.

The Merger Agreement has been adopted by the boards of directors of both the Company and DG.

In addition, in connection with the Merger Agreement, on June 15, 2011, DG entered into a Tender and Voting Agreement (the “Tender and Voting Agreement”) with certain stockholders of MediaMind.  Pursuant to the Tender and Voting Agreement, each of the stockholders party thereto agrees, among other things, to (i) tender all of the Shares such stockholder beneficially owns in the Offer and (ii) vote such Shares in favor of adopting the Merger Agreement and the transactions contemplated thereby in the event stockholder approval is required to consummate the Merger.  The foregoing provisions of the Tender and Voting Agreement terminate in the event that the Merger Agreement is terminated in accordance with its terms or if there are certain amendments to the Offer or Merger Agreement.

As of June 15, 2011 and based on the information provided by the stockholders subject to the Tender and Voting Agreement, the Shares owned by the stockholders subject to the Tender and Voting Agreement represent approximately 42% of the outstanding Shares.
________________________________________

The foregoing summaries of (i) the Merger Agreement and the transactions contemplated thereby and (ii) the Tender and Voting Agreement and the transactions contemplated thereby, in each case, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement and the Tender and Voting Agreement furnished herewith as Exhibit 2.1 and Exhibit 2.2, respectively, which are incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, DG or Purchaser, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules issued in connection with the Merger Agreement. For the foregoing reasons, shareholders and investors should not rely on such representations and warranties as characterizations of statements of factual information at the time they were made or otherwise.

On June 16, 2011, the Company issued a joint press release with DG relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02(e)        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2011, in connection with the Company’s entry into the Merger Agreement, the Company entered into an amended and restated employment agreement with each of Gal Trifon, the Company’s Chief Executive Officer, and Ofer Zadikario, the Company’s Chief Solutions Officer.  The agreements are subject to, and will become effective on, the closing of the Merger.  Under the agreements, Mr. Trifon will serve as Chief Digital Officer of DG, and Mr. Zadikario will continue in his current position.

Each of the agreements provides for a grant, after the closing of the Merger, of options to purchases shares of DG’s common stock (75,000 shares for Mr. Trifon and 50,000 shares for Mr. Zadikario).  The vesting of these options will accelerate 50% on the closing of a “change in control” and 100% on termination of the executive’s employment within 12 months after a change in control by the Company without “cause” or by the executive for “good reason” (as such terms are defined in the agreements).

Additional Information

The tender offer described in this Current Report on Form 8-K and the exhibits furnished herewith has not yet commenced. The description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. At the time the planned offer is commenced, Purchaser will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”) and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to stockholders of the Company at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s Web site: www.sec.gov and may also be obtained by contacting the information agent for the tender offer (when one is selected) or by contacting the Company’s Investor Relations Department at (212) 871-3953.

Forward Looking Statements

This Current Report on Form 8-K and the exhibits furnished herewith contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements. These statements include descriptions regarding the intent, belief or current expectations of the Company or its officers with respect to the future consolidated results of operations and financial condition of the Company, the continued global growth of digital advertising, the Company's ability to continue to gain market share and capitalize on the anticipated global growth of digital advertising and the Company’s ability to execute its strategic plans, including consummation of the M&A transaction announced herein. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from those expressed or implied in the forward-looking statements as a result of various factors and assumptions, including factors discussed under the heading “Risk Factors” in our final prospectus related to our initial public offering filed on August 12, 2010, our Annual Report on form 10K filed on March 8, 2011 and additional reports we file with the Securities and Exchange Commission.

Item 9.01               Exhibits and Financial Statements.

(d)           Exhibits

2.1	Agreement and Plan of Merger, dated as of June 15, 2011, by and among MediaMind Technologies Inc., DG FastChannel, Inc. and DG Acquisition Corp. VII.*

2.2	Tender and Voting Agreement, dated as of June 15, 2011, by and among DG FastChannel, Inc. and certain stockholders of the Company.*

99.1	Press release, dated June 16, 2011.

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaMind Technologies Inc.

Date: June 16, 2011	By:	/s/ Vered Raviv-Schwarz
Name: Vered Raviv-Schwarz
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of June 15, 2011, by and among MediaMind Technologies Inc., DG FastChannel, Inc. and DG Acquisition Corp. VII.*

2.2	Tender and Voting Agreement, dated as of June 15, 2011, by and among DG FastChannel, Inc. and certain stockholders of the Company.*

99.1	Press release, dated June 16, 2011.

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.